Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three and Nine Months Ended
September 30, 2017

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, EVP - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR THIRD QUARTER 2017

CHATTANOOGA, Tenn. (November 2, 2017) – CBL Properties (NYSE:CBL) announced results for the third quarter ended September 30, 2017. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	%	2017	2016	%
Net (loss) income attributable to common shareholders per diluted share	$(0.01)	$(0.06)	83.3%	$0.30	$0.41	(26.8)%
Funds from Operations ("FFO") per diluted share	$0.52	$0.56	(7.1)%	$1.63	$1.97	(17.3)%
FFO, as adjusted, per diluted share (1)	$0.50	$0.57	(12.3)%	$1.51	$1.72	(12.2)%

(1) For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release.

KEY TAKEAWAYS:

•
FFO per diluted share, as adjusted, was $0.50 for the third quarter 2017, compared with $0.57 per share for the third quarter 2016. Third quarter 2017 was impacted by approximately $0.02 per share of dilution from asset sales.

•	Total Portfolio Same-center NOI declined 2.6% for the third quarter 2017 and 1.6% for the nine months ended September 30, 2017.

•
Same-center sales per square foot for the stabilized mall portfolio during the third quarter were flat compared with the prior-year quarter. For the twelve months ended September 30, 2017, same-center sales were $373 per square foot.

•
Portfolio occupancy was 93.1% as of September 30, 2017, a 40 bps decline compared with 93.5% as of September 30, 2016 and 150 bps increase from 91.6% as of June 30, 2017. Same-center mall occupancy was 91.8% as of September 30, 2017 compared with 93.0% as of September 30, 2016 and 90.6% as of June 30, 2017.

•
Year-to-date, CBL has completed gross asset sales of $166.25 million (at CBL's share) including the sale of its remaining 25% interest in River Ridge Mall to its joint venture partner for $9.0 million.

•
During the third quarter, CBL closed on the extension and modification of two unsecured term loans totaling $535 million and completed an offering of $225 million aggregate principal amount of its 5.950% Senior Notes Due 2026.

•
The fourth quarter common dividend was declared at $0.20 per share, which represents an annualized rate of $0.80 per share, corresponding with projected taxable income and preserving an estimated $50 million in annual cash flow.

1

"This quarter’s results fell below our expectations as our revenues were impacted by additional bankruptcies, store closures and rent concessions,” said Stephen Lebovitz, CBL's president & CEO.  "The difficult environment for retailers has put further pressure on our NOI, FFO and lease spreads as we work diligently to mitigate the impact and preserve NOI. As a result, it is necessary to adjust our outlook and guidance for the remainder of the year.  Despite the challenges, our portfolio of market dominant properties is resilient as shown by the sequential improvement in occupancy and stabilization in sales during the quarter.  We are executing our strategy and successfully replacing underperforming retailers with higher performing tenants and more diverse uses.  Year-to-date, only 25% of new leasing has been executed with traditional apparel retailers as we reinvent our properties into suburban town centers that offer unique shopping, more food and beverage, fitness, health and beauty uses, services and more.
            "We have continued to enhance our investment grade balance sheet, providing further liquidity and flexibility to navigate the challenges we are facing.  This past quarter, we completed the extension of two unsecured term loans at favorable terms, issued $225 million in additional senior unsecured notes and retired two higher-rate secured loans ahead of maturity.  As the quality and size of our unencumbered asset pool increases and our credit metrics strengthen, our strong balance sheet provides us with the financial flexibility necessary to execute our business plan."
Net loss attributable to common shareholders for the third quarter 2017 was $2.3 million, or $(0.01) per diluted share, compared with a net loss of $10.2 million, or $(0.06) per diluted share, for the third quarter 2016.
FFO allocable to common shareholders, as adjusted, for the third quarter 2017 was $84.7 million, or $0.50 per diluted share, compared with $98.1 million, or $0.57 per diluted share, for the third quarter 2016. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the third quarter 2017 was $98.7 million compared with $114.9 million for the third quarter 2016. FFO, as adjusted, for the third quarter 2017 was impacted by $0.02 per share of dilution from asset sales.
CBL's revenues for the third quarter 2017 were impacted by 1) higher than anticipated retailer bankruptcy activity; 2) lower than anticipated rent from restructured leases with retailers undergoing bankruptcy-related reorganization; 3) lower than anticipated rent from renewed leases with certain retailers; and 4) lower than projected contribution from temporary leasing and permanent lease-up of space vacated in bankruptcy.

Percentage change in same-center Net Operating Income ("NOI")(1):

	Three Months Ended	Nine Months Ended
	September 30, 2017
Portfolio same-center NOI	(2.6)%	(1.6)%
Mall same-center NOI	(2.8)%	(2.1)%

(1)
CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight-line rents, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the quarter ended September 30, 2017, include:

•	NOI declined $4.5 million, due to a $4.1 million decrease in revenue and a $0.4 million increase in operating expenses.

•	Minimum rents and tenant reimbursements declined $4.1 million during the quarter, primarily related to store closures and rent concessions for tenants in bankruptcy.

•	Percentage rents were flat compared with the prior year quarter.

•	Property operating expenses declined $0.7 million, maintenance and repair expense declined $1.0 million, and real estate tax expenses increased $2.1 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	As of June 30,	As of September 30,
	2017	2017	2016
Portfolio occupancy	91.6%	93.1%	93.5%
Mall portfolio	90.2%	91.6%	92.6%
Same-center malls	90.6%	91.8%	93.0%
Stabilized malls	90.5%	91.7%	92.5%
Non-stabilized malls (1)	81.8%	87.9%	93.6%
Associated centers	95.5%	98.2%	96.1%
Community centers	97.0%	98.2%	97.5%

(1)
Represents occupancy for The Outlet Shoppes at Laredo and The Outlet Shoppes of the Bluegrass as of June 30, 2017 and September 30, 2017, and The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of September 30, 2016.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended	Nine Months Ended
	September 30, 2017
Stabilized Malls	(13.7)%	(4.1)%
New leases (1)	0.3%	10.4%
Renewal leases	(16.1)%	(7.9)%

(1)	Excluding one lease with a significant negative variance, the increase in stabilized mall new leases was 4.3% and 11.5% for the three and nine months ended September 30, 2017, respectively.

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended September 30,
	2017	2016	% Change
Stabilized mall same-center sales per square foot	$373	$380	(1.8)%
Stabilized mall sales per square foot	$373	$377	(1.1)%

DIVIDEND
CBL's Board of Directors has declared a quarterly cash dividend for the Company’s Common Stock of $0.20 per share for the quarter ending December 31, 2017. The dividend is payable on January 16, 2018, to shareholders of record as of December 29, 2017. The dividend represents an annualized rate of $0.80 per share.

"The dividend is an important way that we return value to our shareholders," commented Lebovitz.  "Our approach has been to set the dividend at a level that maximizes available cash flow for investing in our properties and debt reduction, while also maintaining consistency. As one of the largest shareholders of CBL, management and the Board are fully vested in maximizing shareholder value. It is with that perspective that we made the difficult decision to reduce the common dividend to an annualized rate of $0.80 per share from $1.06 per share. Based on our updated projections of taxable income, the common dividend is being re-set to a rate that will preserve an estimated $50 million of cash on an annual basis. This enhanced liquidity will help to fund value-adding redevelopment activity and debt reduction."

The Board also declared a quarterly cash dividend of $0.4609375 per depositary share for the quarter ending December 31, 2017, for the Company’s 7.375% Series D Cumulative Redeemable Preferred Stock. The dividend, which equates to an annual dividend payment of $1.84375 per depositary share, is payable on December 29, 2017, to shareholders of record as of December 15, 2017.

The Board also declared a quarterly cash dividend of $0.4140625 per depositary share for the quarter ending December 31, 2017, for the Company’s 6.625% Series E Cumulative Redeemable Preferred Stock. The dividend, which equates to an annual dividend payment of $1.65625 per depositary share, is payable on December 29, 2017, to shareholders of record as of December 15, 2017.

DISPOSITIONS
During the quarter, CBL closed on the sale of its remaining 25% interest in River Ridge Mall in Lynchburg, VA, for $9.0 million, cash.

Year-to-date, CBL has completed the sale of two office buildings, interests in three malls and one outlet center for a gross sales price (at CBL's share) of $166.25 million.

FINANCING ACTIVITY
On September 1, 2017, CBL's majority-owned operating partnership subsidiary, CBL & Associates Limited Partnership (the "Operating Partnership"), closed on an offering of $225 million aggregate principal amount of its 5.950% Senior Notes Due 2026 (the "notes"). The notes constitute an additional issuance of the 5.950% Senior Notes due 2026, $400 million aggregate principal amount of which the Operating Partnership issued on December 13, 2016. The $625 million aggregate principal amount of notes mature on December 15, 2026.

In September, CBL retired two secured loans totaling $206 million, including a $144.3 million loan secured by its Tier 1 property, Hanes Mall, in Winston-Salem, NC, which bore an interest rate of 6.99% and was scheduled to mature in October 2018. The loan was retired with a minimal prepayment fee. CBL also retired at par the $61.6 million ($46.2 million at CBL’s 75% share) loan secured by its Tier 1 joint venture outlet center, The Outlet Shoppes at El Paso, in El Paso, TX. The loan was scheduled to mature on December 5, 2017, and bore an interest rate of 7.06%.

In July, CBL completed the extension and modification of two unsecured term loans, which were scheduled to mature in 2018. The first, with a balance of $400 million, was increased to a balance of $490 million until July 2018, when it will be reduced to $300 million for the remainder of its term. New borrowings under this term loan were used to reduce outstanding balances on the Company’s unsecured lines of credit. The new term loan has an initial maturity date of July 2020 with two, one-year extension options (the 2nd option is at the lenders’ sole discretion), for a final maturity of July 2022. The term loan bears an interest rate of 150 basis points over LIBOR, based on CBL’s current investment grade rating of BBB-/Baa3/BBB-. Wells Fargo Bank National Association served as Administrative Agent.

The second unsecured term loan, which had a balance of $50 million and was due to mature in February 2018, was modified to a new $45 million term loan. The new loan has an initial maturity date of June 2021, with an additional one-year extension option available at CBL’s discretion, for a final maturity of June 2022. The term loan bears interest at a rate of 165 basis points over LIBOR. First Tennessee Bank NA served as Administrative Agent.

In April, the $123.3 million loan secured by Acadiana Mall in Lafayette, LA, matured. CBL is in negotiations with the existing lender to modify the terms of the loan and will announce details of the agreement once it has been finalized.

CBL has entered into preliminary discussions with the lender for the loan secured by Hickory Point Mall in Forsyth, IL, to explore a further modification of the loan or conveyance. In 2016, the original loan was modified to extend the term and provide for increased cash flows to fund redevelopment activity. Since that time, the property has experienced continued deterioration in operating metrics. As a result, CBL recorded a $24.5 million impairment to adjust the property's carrying value during the third quarter.

During the third quarter, Wausau Center in Wausau, WI, was conveyed to the lender in settlement of the $17.7 million non-recourse loan secured by the property. CBL recorded a gain on extinguishment of debt of $6.9 million related to the conveyance.

DEVELOPMENT
On November 14th, CBL and its joint venture partners CHM, LLC, and Browning Development Solutions will celebrate the groundbreaking of The Shoppes at Eagle Point, a 233,000-square-foot grocery-anchored shopping center located in Cookeville, TN. The project is being developed in a 50/50 joint venture with CBL overseeing leasing and development. The project will be anchored by Publix, Academy Sports & Outdoor, Ross Dress for Less, PetSmart, Ulta Beauty as well as a collection of shops and restaurants including Panera Bread, Chipotle Mexican Grille and Shoe Carnival. The grand opening is scheduled for fall 2018.

OUTLOOK AND GUIDANCE
CBL is updating guidance to incorporate third quarter results and a revised outlook for the remainder of 2017. CBL's revised assumptions for full-year 2017 are as follows:

	Current	Previous
2017 FFO per share, as adjusted	$2.08 - $2.12	$2.18 - $2.24
2017 Same-Center NOI Growth	(3.0)% - (2.0)%	(2.0)% - 0%
G&A	$61 - 62 million	$62 - 64 million
Gain on outparcel sales	$12 -14 million	$10 - 12 million
Occupancy	75 - 125 bps lower total portfolio occupancy with a decline in stabilized mall occupancy near the low end of the range.	75 - 125 bps lower total portfolio and stabilized mall occupancy
CBL's updated 2017 FFO, as adjusted, guidance range of $2.08 - $2.12 per diluted share was adjusted to incorporate an approximate $0.05 per share lower expected contribution from same-center NOI; approximately $0.03 per share lower expected contribution from non-same-center properties and sold properties; $0.01 per share lower fee income and approximately $0.02 per share higher expected interest expense compared with previous assumptions. The increase in assumed interest expense is due to additional senior unsecured notes issued in September as well as an increased LIBOR/base-rate assumption, net of interest savings resulting from the early retirement of a secured loan.

	Low	High
Expected diluted earnings per common share	$0.45	$0.49
Adjust to fully converted shares from common shares	(0.06)	(0.06)
Expected earnings per diluted, fully converted common share	0.39	0.43
Add: depreciation and amortization	1.64	1.64
Less: gain on depreciable property	(0.24)	(0.24)
Add: loss on impairment	0.35	0.35
Add: noncontrolling interest in earnings of Operating Partnership	0.07	0.07
Expected FFO per diluted, fully converted common share	2.21	2.25
Adjustment for certain significant items	(0.13)	(0.13)
Expected adjusted FFO per diluted, fully converted common share	$2.08	$2.12

INVESTOR CONFERENCE CALL AND WEBCAST
CBL Properties will conduct a conference call on Friday, November 3, 2017, at 11:00 a.m. ET.  To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 9283024.  A replay of the conference call will be available through November 10, 2017, by dialing (877) 344-7529 or (412) 317‑0088 and entering the confirmation number, 10111623.

The Company will also provide an online webcast and rebroadcast of its third quarter 2017 earnings release conference call.  The live broadcast of the quarterly conference call will be available online at cblproperties.com on Friday, November 3, 2017 beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call.

To receive the CBL Properties third quarter earnings release and supplemental information, please visit the Invest section of our website at cblproperties.com or contact Investor Relations at (423) 490-8312.

ABOUT CBL PROPERTIES
Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 119 properties totaling 74.4 million square feet across 27 states, including 76 high-quality enclosed, outlet and open-air retail centers and 12 properties managed for third parties. CBL continuously strengthens its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties.  For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.
The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income (loss) attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating

Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.
FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release for a description of these adjustments.
Same-center Net Operating Income
NOI is a supplemental non-GAAP measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of the Company's shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income is located at the end of this earnings release.
Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's condensed consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three and Nine Months Ended September 30, 2017
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES:
Minimum rents	$150,836	$164,444	$468,195	$502,289
Percentage rents	3,000	3,225	7,127	10,590
Other rents	3,790	3,866	11,171	13,747
Tenant reimbursements	63,055	69,489	192,577	212,951
Management, development and leasing fees	2,718	4,177	8,747	10,825
Other	1,251	6,520	4,079	19,362
Total revenues	224,650	251,721	691,896	769,764
OPERATING EXPENSES:
Property operating	31,295	35,116	96,250	104,804
Depreciation and amortization	71,732	71,794	225,461	220,505
Real estate taxes	21,573	22,492	62,343	68,354
Maintenance and repairs	11,254	13,236	36,322	39,574
General and administrative	13,568	13,222	45,402	46,865
Loss on impairment	24,935	53,558	71,401	116,736
Other	132	5,576	5,151	20,313
Total operating expenses	174,489	214,994	542,330	617,151
Income from operations	50,161	36,727	149,566	152,613
Interest and other income (loss)	(200)	451	1,235	1,062
Interest expense	(53,913)	(54,292)	(165,179)	(162,710)
Gain on extinguishment of debt	6,452	(6)	30,927	—
Loss on investment	(354)	—	(6,197)	—
Income tax benefit	1,064	2,386	4,784	2,974
Equity in earnings of unconsolidated affiliates	4,706	10,478	16,404	107,217
Income (loss) from continuing operations before gain on sales of real estate assets	7,916	(4,256)	31,540	101,156
Gain on sales of real estate assets	1,383	4,926	86,904	14,503
Net income	9,299	670	118,444	115,659
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	81	1,372	(8,702)	(12,056)
Other consolidated subsidiaries	(415)	(983)	(25,266)	449
Net income attributable to the Company	8,965	1,059	84,476	104,052
Preferred dividends	(11,223)	(11,223)	(33,669)	(33,669)
Net income (loss) attributable to common shareholders	$(2,258)	$(10,164)	$50,807	$70,383

Basic and diluted per share data attributable to common shareholders:
Net income (loss) attributable to common shareholders	$(0.01)	$(0.06)	$0.30	$0.41
Weighted-average common and potential dilutive common shares outstanding	171,096	170,792	171,060	170,751

Dividends declared per common share	$0.265	$0.265	$0.795	$0.795

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2017

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss) attributable to common shareholders	$(2,258)	$(10,164)	$50,807	$70,383
Noncontrolling interest in income (loss) of Operating Partnership	(81)	(1,372)	8,702	12,056
Depreciation and amortization expense of:
Consolidated properties	71,732	71,794	225,461	220,505
Unconsolidated affiliates	9,633	10,756	28,533	29,090
Non-real estate assets	(934)	(838)	(2,590)	(2,397)
Noncontrolling interests' share of depreciation and amortization	(2,170)	(2,237)	(6,791)	(6,685)
Loss on impairment, net of taxes	24,935	51,812	70,185	114,990
(Gain) loss on depreciable property, net of taxes and noncontrolling interests' share	1,995	(8,685)	(48,761)	(44,206)
FFO allocable to Operating Partnership common unitholders	102,852	111,066	325,546	393,736
Litigation expenses (1)	17	601	69	2,308
Nonrecurring professional fees expense (reimbursement) (1)	—	662	(919)	1,781
Loss on investment (2)	354	—	6,197	—
Equity in (earnings) losses from disposals of unconsolidated affiliates (3)	—	1,145	—	(54,485)
Non-cash default interest expense (4)	1,904	1,374	4,398	1,374
Gain on extinguishment of debt, net of noncontrolling interests' share (5)	(6,452)	6	(33,902)	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$98,675	$114,854	$301,389	$344,714

FFO per diluted share	$0.52	$0.56	$1.63	$1.97

FFO, as adjusted, per diluted share	$0.50	$0.57	$1.51	$1.72

Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,321	200,004	199,325	199,992

(1) Litigation expense and nonrecurring professional fees expense are included in General and Administrative expense in the Consolidated Statements of Operations. Nonrecurring professional fees reimbursement is included in Interest and Other Income (Loss) in the Consolidated Statements of Operations.

(2) The three months and nine months ended September 30, 2017 represents a loss on investment related to the write down of the Company's 25% interest in River Ridge Mall based on the contract price to sell such interest to its joint venture partner. The sale closed in August 2017.

(3) The three months ended September 30, 2016 includes $1,145 of equity in losses from the disposals of unconsolidated affiliates. The nine months ended September 30, 2016 also includes $26,363 related to the sale of the Company's 50% interest in Triangle Town Center and $29,267 related to the foreclosure of the loan secured by Gulf Coast Town Center. These amounts are included in Equity in Earnings of Unconsolidated Affiliates in the Consolidated Statements of Operations.

(4) The three months and nine months ended September 30, 2017 includes default interest expense related to Acadiana Mall and Wausau Center. The nine months ended September 30, 2017 also includes default interest expense related to Chesterfield Mall and Midland Mall. The three and nine months ended September 30, 2016 includes default interest expense related to Chesterfield Mall, Midland Mall and Wausau Center.

(5) The three months ended September 30, 2017 primarily represents a $6,851 gain on extinguishment of debt related to the non-recourse loan secured by Wausau Center, which was conveyed to the lender in the third quarter of 2017, which was partially offset by a loss on extinguishment of debt related to a prepayment fee of $371 related to the early retirement of a mortgage loan. Additionally, the nine months ended September 30, 2017 also includes a gain on extinguishment of debt related to the non-recourse loan secured by Chesterfield Mall, which was conveyed to the lender in the second quarter of 2017, a loss on extinguishment of debt related to a prepayment fee on the early retirement of the loans secured by The Outlet Shoppes at Oklahoma City, which was sold in the second quarter of 2017, and a gain on extinguishment of debt related to the non-recourse loan secured by Midland Mall, which was conveyed to the lender in the first quarter of 2017.

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Diluted EPS attributable to common shareholders	$(0.01)	$(0.06)	$0.30	$0.41
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.40	0.40	1.23	1.21
Loss on impairment, net of taxes	0.13	0.26	0.35	0.57
Gain on depreciable property, net of tax and noncontrolling interests' share	—	(0.04)	(0.25)	(0.22)
FFO per diluted share	$0.52	$0.56	$1.63	$1.97

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
FFO allocable to Operating Partnership common unitholders	$102,852	$111,066	$325,546	$393,736
Percentage allocable to common shareholders (1)	85.84%	85.39%	85.82%	85.38%
FFO allocable to common shareholders	$88,288	$94,839	$279,384	$336,172

FFO allocable to Operating Partnership common unitholders, as adjusted	$98,675	$114,854	$301,389	$344,714
Percentage allocable to common shareholders (1)	85.84%	85.39%	85.82%	85.38%
FFO allocable to common shareholders, as adjusted	$84,703	$98,074	$258,652	$294,317

(1) Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 15.

SUPPLEMENTAL FFO INFORMATION:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Lease termination fees	$879	$857	$1,990	$2,202
Lease termination fees per share	$—	$—	$0.01	$0.01

Straight-line rental income (including write-offs)	$(409)	$(319)	$223	$1,241
Straight-line rental income (including write-offs) per share	$—	$—	$—	$0.01

Gains on outparcel sales	$3,605	$4,387	$11,696	$8,170
Gains on outparcel sales per share	$0.02	$0.02	$0.06	$0.04

Net amortization of acquired above- and below-market leases	$1,046	$783	$3,462	$2,765
Net amortization of acquired above- and below-market leases per share	$0.01	$—	$0.02	$0.01

Net amortization of debt premiums and discounts	$(369)	$1,162	$(772)	$2,000
Net amortization of debt premiums and discounts per share	$—	$0.01	$—	$0.01

Income tax benefit	$1,064	$2,386	$4,784	$2,974
Income tax benefit per share	$0.01	$0.01	$0.02	$0.01

Gain on extinguishment of debt, net of noncontrolling interests' share	$6,452	$(6)	$33,902	$—
Gain on extinguishment of debt, net of noncontrolling interests' share, per share	$0.03	$—	$0.17	$—

Loss on investment	$(354)	$—	$(6,197)	$—
Loss on investment per share	$—	$—	$(0.03)	$—

Equity in earnings (losses) from disposals of unconsolidated affiliates	$—	$(1,145)	$—	$54,485
Equity in earnings (losses) from disposals of unconsolidated affiliates per share	$—	$(0.01)	$—	$0.27

Non-cash default interest expense	$(1,904)	$(1,374)	$(4,398)	$(1,374)
Non-cash default interest expense per share	$(0.01)	$(0.01)	$(0.02)	$(0.01)

Abandoned projects expense	$(132)	$(11)	$(5,151)	$(44)
Abandoned projects expense per share	$—	$—	$(0.03)	$—

Interest capitalized	$452	$616	$1,676	$1,612
Interest capitalized per share	$—	$—	$0.01	$0.01

Litigation expenses	$(17)	$(601)	$(69)	$(2,308)
Litigation expenses per share	$—	$—	$—	$(0.01)

Nonrecurring professional fees (expense) reimbursement	$—	$(662)	$919	$(1,781)
Nonrecurring professional fees (expense) reimbursement per share	$—	$—	$—	$(0.01)

	As of September 30,
	2017	2016
Straight-line rent receivable	$62,681	$67,861

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2017

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$9,299	$670	$118,444	$115,659

Adjustments:
Depreciation and amortization	71,732	71,794	225,461	220,505
Depreciation and amortization from unconsolidated affiliates	9,633	10,756	28,533	29,090
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,170)	(2,237)	(6,791)	(6,685)
Interest expense	53,913	54,292	165,179	162,710
Interest expense from unconsolidated affiliates	6,244	6,109	18,815	19,787
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,584)	(1,769)	(5,160)	(5,126)
Abandoned projects expense	132	11	5,151	44
Gain on sales of real estate assets	(1,383)	(4,926)	(86,904)	(14,503)
Gain on sales of real estate assets of unconsolidated affiliates	(227)	(8,018)	(189)	(93,340)
Noncontrolling interests' share of gain on sales of real estate assets in other consolidated affiliates	—	—	26,639	—
Loss on investment	354	—	6,197	—
Gain on extinguishment of debt	(6,452)	6	(30,927)	—
Noncontrolling interests' share of loss on extinguishment of debt in other consolidated subsidiaries	—	—	(2,975)	—
Loss on impairment	24,935	53,558	71,401	116,736
Income tax benefit	(1,064)	(2,386)	(4,784)	(2,974)
Lease termination fees	(879)	(857)	(1,990)	(2,202)
Straight-line rent and above- and below-market lease amortization	(637)	(464)	(3,685)	(4,006)
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(415)	(983)	(25,266)	449
General and administrative expenses	13,568	13,222	45,402	46,865
Management fees and non-property level revenues	(2,762)	(1,379)	(10,312)	(12,429)
Operating Partnership's share of property NOI	172,237	187,399	532,239	570,580
Non-comparable NOI	(4,513)	(15,169)	(22,766)	(52,998)
Total same-center NOI (1)	$167,724	$172,230	$509,473	$517,582
Total same-center NOI percentage change	(2.6)%		(1.6)%

Same-center Net Operating Income
(Continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Malls	$152,677	$157,129	$463,020	$472,990
Associated centers	7,899	8,131	24,390	24,162
Community centers	5,398	5,343	16,579	15,533
Offices and other	1,750	1,627	5,484	4,897
Total same-center NOI (1)	$167,724	$172,230	$509,473	$517,582

Percentage Change:
Malls	(2.8)%		(2.1)%
Associated centers	(2.9)%		0.9%
Community centers	1.0%		6.7%
Offices and other	7.6%		12.0%
Total same-center NOI (1)	(2.6)%		(1.6)%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2017, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending September 30, 2017. New properties are excluded from same-center NOI, until they meet this criteria. Properties excluded from the same-center pool that would otherwise meet this criteria are properties which are either under major redevelopment, being considered for repositioning or minority interest properties in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2017 and 2016

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of September 30, 2017
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,170,000	$1,065,450	$4,235,450	$(19,272)	$4,216,178
Noncontrolling interests' share of consolidated debt	(77,494)	(5,434)	(82,928)	719	(82,209)
Company's share of unconsolidated affiliates' debt	535,134	58,692	593,826	(2,357)	591,469
Company's share of consolidated and unconsolidated debt	$3,627,640	$1,118,708	$4,746,348	$(20,910)	$4,725,438
Weighted-average interest rate	5.19%	2.79%	4.63%

	As of September 30, 2016
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,251,443	$1,294,531	$4,545,974	$(14,705)	$4,531,269
Noncontrolling interests' share of consolidated debt	(109,701)	(7,537)	(117,238)	1,015	(116,223)
Company's share of unconsolidated affiliates' debt	523,833	73,562	597,395	(2,286)	595,109
Company's share of consolidated and unconsolidated debt	$3,665,575	$1,360,556	$5,026,131	$(15,976)	$5,010,155
Weighted-average interest rate	5.30%	1.96%	4.39%

Debt-To-Total-Market Capitalization Ratio as of September 30, 2017
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	199,316	$8.39	$1,672,261
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			2,298,511
Company's share of total debt, excluding unamortized deferred financing costs			4,746,348
Total market capitalization			$7,044,859
Debt-to-total-market capitalization ratio			67.4%

(1)
Stock price for common stock and Operating Partnership units equals the closing price of the common stock on September 29, 2017. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2017 and 2016

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	Basic	Diluted	Basic	Diluted
2017:
Weighted-average shares - EPS	171,096	171,096	171,060	171,060
Weighted-average Operating Partnership units	28,225	28,225	28,265	28,265
Weighted-average shares- FFO	199,321	199,321	199,325	199,325

2016:
Weighted-average shares - EPS	170,792	170,792	170,751	170,751
Weighted-average Operating Partnership units	29,212	29,212	29,241	29,241
Weighted-average shares- FFO	200,004	200,004	199,992	199,992

Dividend Payout Ratio

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Weighted-average cash dividend per share	$0.27281	$0.27282	$0.81843	$0.81838
FFO, as adjusted, per diluted fully converted share	$0.50	$0.57	$1.51	$1.72
Dividend payout ratio	54.6%	47.9%	54.2%	47.6%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2017
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	September 30, 2017	December 31, 2016
ASSETS
Real estate assets:
Land	$811,742	$820,979
Buildings and improvements	6,668,312	6,942,452
	7,480,054	7,763,431
Accumulated depreciation	(2,411,560)	(2,427,108)
	5,068,494	5,336,323
Held for sale	—	5,861
Developments in progress	100,106	178,355
Net investment in real estate assets	5,168,600	5,520,539
Cash and cash equivalents	31,351	18,951
Receivables:
Tenant, net of allowance for doubtful accounts of $2,075 and $1,910 in 2017 and 2016, respectively	86,947	94,676
Other, net of allowance for doubtful accounts of $838 in 2017 and 2016	5,554	6,227
Mortgage and other notes receivable	19,279	16,803
Investments in unconsolidated affiliates	251,664	266,872
Intangible lease assets and other assets	180,361	180,572
	$5,743,756	$6,104,640

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$4,216,178	$4,465,294
Accounts payable and accrued liabilities	270,046	280,498
Total liabilities	4,486,224	4,745,792
Commitments and contingencies
Redeemable noncontrolling interests	13,076	17,996
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 171,096,895 and 170,792,645 issued and outstanding in 2017 and 2016, respectively	1,711	1,708
Additional paid-in capital	1,971,447	1,969,059
Dividends in excess of cumulative earnings	(827,292)	(742,078)
Total shareholders' equity	1,145,891	1,228,714
Noncontrolling interests	98,565	112,138
Total equity	1,244,456	1,340,852
	$5,743,756	$6,104,640

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2017

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	September 30, 2017	December 31, 2016
ASSETS:
Investment in real estate assets	$2,093,950	$2,137,666
Accumulated depreciation	(607,685)	(564,612)
	1,486,265	1,573,054
Developments in progress	29,209	9,210
Net investment in real estate assets	1,515,474	1,582,264
Other assets	204,686	223,347
Total assets	$1,720,160	$1,805,611

LIABILITIES:
Mortgage and other indebtedness, net	$1,251,994	$1,266,046
Other liabilities	46,538	46,160
Total liabilities	1,298,532	1,312,206

OWNERS' EQUITY:
The Company	216,107	228,313
Other investors	205,521	265,092
Total owners' equity	421,628	493,405
Total liabilities and owners’ equity	$1,720,160	$1,805,611

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total revenues	$57,395	$59,104	$175,250	$186,162
Depreciation and amortization	(20,151)	(20,227)	(60,276)	(63,085)
Operating expenses	(17,431)	(18,216)	(52,818)	(56,621)
Income from operations	19,813	20,661	62,156	66,456
Interest and other income	356	295	1,186	963
Interest expense	(12,907)	(14,281)	(38,891)	(41,951)
Gain (loss) on extinguishment of debt	—	(393)	—	62,901
Gain on sales of real estate assets	606	16,854	529	158,190
Net income	$7,868	$23,136	$24,980	$246,559

	Company's Share for the Three Months Ended September 30,		Company's Share for the Nine Months Ended September 30,
	2017	2016	2017	2016
Total revenues	$28,448	$27,427	$87,916	$87,527
Depreciation and amortization	(9,633)	(10,756)	(28,533)	(29,090)
Operating expenses	(8,338)	(8,112)	(25,150)	(25,295)
Income from operations	10,477	8,559	34,233	33,142
Interest and other income	246	207	797	719
Interest expense	(6,244)	(6,109)	(18,815)	(19,787)
Loss on extinguishment of debt	—	(197)	—	(197)
Gain on sales of real estate assets	227	8,018	189	93,340
Net income	$4,706	$10,478	$16,404	$107,217

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2017

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted (Adjusted EBITDA), to interest because the Company believes that the Adjusted EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDA excludes items that are not a normal result of operations, such as gain (loss) on investment, gain (loss) on extinguishment of debt, loss on impairment, abandoned projects expense and gains from dispositions, which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDA to Interest Expense
(Dollars in thousands)

Three Months Ended September 30,	Nine Months Ended September 30,
2017	2016	2017	2016
Adjusted EBITDA:
Net income	$9,299	$670	$118,444	$115,659

Adjustments:
Depreciation and amortization	71,732	71,794	225,461	220,505
Depreciation and amortization from unconsolidated affiliates	9,633	10,756	28,533	29,090
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,170)	(2,237)	(6,791)	(6,685)
Interest expense	53,913	54,292	165,179	162,710
Interest expense from unconsolidated affiliates	6,244	6,109	18,815	19,787
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,584)	(1,769)	(5,160)	(5,126)
Income and other taxes	(117)	(1,813)	(2,292)	(1,070)
Loss on investment	354	—	6,197	—
Equity in (earnings) losses from disposals of unconsolidated affiliates	—	1,846	—	(53,784)
Gain on extinguishment of debt, net of noncontrolling interests' share	(6,452)	6	(33,902)	—
Loss on impairment	24,935	53,558	71,401	116,736
Abandoned projects	132	11	5,151	44
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(415)	(983)	(25,266)	449
(Gain) loss on depreciable property	2,001	(8,685)	(75,429)	(44,206)
Noncontrolling interests' share of gain on depreciable property	—	—	26,639	—
Company's share of total Adjusted EBITDA	$167,505	$183,555	$516,980	$554,109

Interest Expense:
Interest expense	$53,913	$54,292	$165,179	$162,710
Interest expense from unconsolidated affiliates	6,244	6,109	18,815	19,787
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,584)	(1,769)	(5,160)	(5,126)
Company's share of total interest expense	$58,573	$58,632	$178,834	$177,371

Ratio of Adjusted EBITDA to Interest Expense	2.9	x	3.1	x	2.9	x	3.1	x

Reconciliation of Adjusted EBITDA to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Company's share of total Adjusted EBITDA	$167,505	$183,555	$516,980	$554,109
Interest expense	(53,913)	(54,292)	(165,179)	(162,710)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,584	1,769	5,160	5,126
Income and other taxes	117	1,813	2,292	1,070
Net amortization of deferred financing costs, debt premiums and discounts	778	537	2,904	2,019
Net amortization of intangible lease assets and liabilities	(352)	84	(1,235)	(204)
Depreciation and interest expense from unconsolidated affiliates	(15,877)	(16,865)	(47,348)	(48,877)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,170	2,237	6,791	6,685
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	415	983	25,266	(449)
Gains on outparcel sales	(3,384)	(6,808)	(11,475)	(10,302)
Noncontrolling interests' share of loss on extinguishment of debt	—	—	2,975	—
Noncontrolling interests' share of gain on depreciable property	—	—	(26,639)	—
Equity in earnings of unconsolidated affiliates	(4,706)	(1,757)	(16,404)	(13,428)
Distributions of earnings from unconsolidated affiliates	6,721	3,755	16,361	12,337
Share-based compensation expense	1,245	1,160	4,569	4,011
Provision for doubtful accounts	979	1,154	3,353	3,377
Change in deferred tax assets	(839)	(1,460)	2,911	(1,780)
Changes in operating assets and liabilities	29,180	9,599	15,668	(11,359)
Cash flows provided by operating activities	$131,623	$125,464	$336,950	$339,625

Supplemental Financial And Operating Information
As of September 30, 2017

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Operating Properties:
Acadiana Mall	Lafayette, LA		Apr-17		5.67%	$123,301	(1)	$123,301	$—
Kirkwood Mall	Bismarck, ND		Apr-18		5.75%	37,473		37,473	—
The Outlet Shoppes at El Paso - Phase II	El Paso, TX		Apr-18		3.99%	6,646		—	6,646
Statesboro Crossing	Statesboro, GA		Jun-18		3.04%	10,868		—	10,868
Hickory Point Mall	Forsyth, IL		Dec-18	Dec-19	5.85%	27,446		27,446	—
Cary Towne Center	Cary, NC		Mar-19	Mar-21	4.00%	46,716		46,716	—
The Outlet Shoppes at Laredo	Laredo, TX		May-19	May-21	3.89%	68,445		—	68,445
Honey Creek Mall	Terre Haute, IN		Jul-19		8.00%	25,747		25,747	—
Volusia Mall	Daytona Beach, FL		Jul-19		8.00%	44,291		44,291	—
Greenbrier Mall	Chesapeake, VA		Dec-19	Dec-20	5.00%	70,801		70,801	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Dec-19		3.74%	4,740		—	4,740
The Terrace	Chattanooga, TN		Jun-20		7.25%	12,798		12,798	—
Burnsville Center	Burnsville, MN		Jul-20		6.00%	70,170		70,170	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		3.74%	9,781		—	9,781
Parkway Place	Huntsville, AL		Jul-20		6.50%	35,877		35,877	—
Valley View Mall	Roanoke, VA		Jul-20		6.50%	55,524		55,524	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	81,726		81,726	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	36,015		36,015	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	9,170		9,170	—
Park Plaza Mall	Little Rock, AR		Apr-21		5.28%	84,760		84,760	—
Fayette Mall	Lexington, KY		May-21		5.42%	158,625		158,625	—
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	46,549		46,549	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	68,486		68,486	—
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	120,524		120,524	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	66,873		66,873	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	111,994		111,994	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	18,701		18,701	—
Jefferson Mall	Louisville, KY		Jun-22		4.75%	65,081		65,081	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	61,346		61,346	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	35,253		35,253	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	75,056		75,056	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	73,641		73,641	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	38,450		38,450	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	104,778		104,778	—
	SUBTOTAL					1,907,652		1,807,172	100,480
Weighted-average interest rate						5.25%		5.34%	3.78%
Debt Premium: (2)						347		347	—

Total Loans On Operating Properties And Debt Premium						1,907,999		1,807,519	100,480
Weighted-average interest rate						5.25%		5.34%	3.78%

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Operating Partnership Debt:
Unsecured credit facilities:
$500,000 capacity			Oct-19	Oct-20	2.43%	—		—	—
$100,000 capacity			Oct-19	Oct-20	2.44%	36,034		—	36,034
$500,000 capacity			Oct-20		2.43%	43,936		—	43,936
	SUBTOTAL					79,970		—	79,970

Unsecured term loans:
$350,000 term loan			Oct-18	Oct-19	2.59%	350,000		—	350,000
$490,000 term loan			Jul-20	Jul-21	2.74%	490,000	(3)	—	490,000
$45,000 term loan			Jun-21	Jun-22	2.89%	45,000		—	45,000
	SUBTOTAL					885,000		—	885,000
Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(3,132)		(3,132)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(56)		(56)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	625,000		625,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(9,331)		(9,331)	—
	SUBTOTAL					1,362,481		1,362,481	—

Total Consolidated Debt						$4,235,450	(4)	$3,170,000	$1,065,450
Weighted-average interest rate						4.72%		5.37%	2.77%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Hammock Landing - Phase I	West Melbourne, FL		Feb-18	Feb-19	3.24%	$21,198		$—	$21,198
Hammock Landing - Phase II	West Melbourne, FL		Feb-18	Feb-19	3.24%	8,189		—	8,189
The Pavilion at Port Orange	Port Orange, FL		Feb-18	Feb-19	3.24%	28,649		—	28,649
CoolSprings Galleria	Nashville, TN		Jun-18		6.98%	49,622		49,622	—
Triangle Town Center	Raleigh, NC		Dec-18	Dec-20	4.00%	13,900		13,900	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	11,035	(5)	11,035	—
York Town Center	York, PA		Feb-22		4.90%	16,535		16,535	—
York Town Center - Pier 1	York, PA		Feb-22		3.98%	656		—	656
West County Center	St. Louis, MO		Dec-22		3.40%	91,804		91,804	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	48,626		48,626	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	30,124	(6)	30,124	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,738		2,738	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	56,744		56,744	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	138,000		138,000	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	46,006		46,006	—
	SUBTOTAL					593,826	(4)	535,134	58,692

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Less Noncontrolling Interests' Share Of Consolidated Debt:
Statesboro Crossing	Statesboro, GA	50%	Jun-18		3.04%	(5,434)		—	(5,434)
The Terrace	Chattanooga, TN	8%	Jun-20		7.25%	(1,024)		(1,024)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(734)		(734)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,496)		(1,496)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%	Nov-23		4.90%	(18,764)		(18,764)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%	Dec-24		4.05%	(25,774)		(25,774)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(19,225)		(19,225)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(10,477)		(10,477)	—
						(82,928)		(77,494)	(5,434)

Company's Share Of Consolidated And Unconsolidated Debt						$4,746,348	(4)	$3,627,640	$1,118,708
Weighted-average interest rate						4.63%		5.19%	2.79%

Total Debt of Unconsolidated Affiliates:
Hammock Landing - Phase I	West Melbourne, FL		Feb-18	Feb-19	3.24%	$42,397		$—	$42,397
Hammock Landing - Phase II	West Melbourne, FL		Feb-18	Feb-19	3.24%	16,377		—	16,377
The Pavilion at Port Orange	Port Orange, FL		Feb-18	Feb-19	3.24%	57,298		—	57,298
CoolSprings Galleria	Nashville, TN		Jun-18		6.98%	99,244		99,244	—
Triangle Town Center	Raleigh, NC		Dec-18	Dec-20	4.00%	139,000		139,000	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	11,035	(5)	11,035	—
York Town Center	York, PA		Feb-22		4.90%	33,070		33,070	—
York Town Center - Pier 1	York, PA		Feb-22		3.98%	1,312		—	1,312
West County Center	St. Louis, MO		Dec-22		3.40%	183,607		183,607	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	97,252		97,252	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	46,344	(6)	46,344	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	5,476		5,476	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	113,488		113,488	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	276,000		276,000	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	70,780		70,780	—
						$1,252,680		$1,135,296	$117,384
Weighted-average interest rate						3.98%		4.06%	3.25%

(1)	The loan matured in the second quarter of 2017. The Company has a preliminary agreement with the lender to restructure the loan and extend the maturity date.

(2)	The weighted-average interest rates used for debt premiums reflects the market interest rate in effect as of the assumption of the related debt.

(3)	$190,000 of the $490,000 unsecured term loan is due July 2018, and the remainder will be due July 2020 with a final extended maturity date of July 2021.

(4)	See page 149 for unamortized deferred financing costs.

(5)
The joint venture has an interest rate swap on a notional amount of $11,035, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(6)
The joint venture has an interest rate swap on a notional amount of $46,344, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2017

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$123,301	$—	$—	$123,301	2.60%	5.67%
2018	244,987	49,622	(5,434)	289,175	6.09%	3.89%
2019	452,224	58,036	—	510,260	10.75%	3.59%
2020	334,921	24,935	(1,024)	358,832	7.56%	4.97%
2021	900,492	—	(734)	899,758	18.96%	4.43%
2022	524,772	108,995	(1,496)	632,271	13.32%	4.51%
2023	525,056	108,750	(18,764)	615,042	12.96%	4.88%
2024	373,641	59,482	(25,774)	407,349	8.58%	4.46%
2025	38,450	138,000	(19,225)	157,225	3.31%	4.07%
2026	729,778	46,006	(10,477)	765,307	16.13%	5.61%
Face Amount of Debt	4,247,622	593,826	(82,928)	4,758,520	100.26%	4.63%
Net Premiums (Discounts)	(12,172)	—	—	(12,172)	(0.26)%	—%
Total	$4,235,450	$593,826	$(82,928)	$4,746,348	100.00%	4.63%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$123,301	$—	$—	$123,301	2.60%	5.67%
2018	622,433	121,558	(5,434)	738,557	15.56%	3.30%
2019	296,774	—	—	296,774	6.25%	4.96%
2020	528,086	11,035	(1,024)	538,097	11.34%	3.91%
2021	530,331	—	(734)	529,597	11.16%	5.37%
2022	479,772	108,995	(1,496)	587,271	12.37%	4.63%
2023	525,056	108,750	(18,764)	615,042	12.96%	4.88%
2024	373,641	59,482	(25,774)	407,349	8.58%	4.46%
2025	38,450	138,000	(19,225)	157,225	3.31%	4.07%
2026	729,778	46,006	(10,477)	765,307	16.13%	5.61%
Face Amount of Debt	4,247,622	593,826	(82,928)	4,758,520	100.26%	4.63%
Net Premiums (Discounts)	(12,172)	—	—	(12,172)	(0.26)%	—%
Total	$4,235,450	$593,826	$(82,928)	$4,746,348	100.00%	4.63%

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	< 60%	49%
Unsecured indebtedness to unencumbered asset value	< 60%	46%
Unencumbered NOI to unsecured interest expense	> 1.75x	3.3x
EBITDA to fixed charges (debt service)	> 1.5x	2.5x

Senior Unsecured Notes Compliance Ratios	Required		Actual
Total debt to total assets	< 60%		52%
Secured debt to total assets	< 45%	(1)	24%
Total unencumbered assets to unsecured debt	> 150%		209%
Consolidated income available for debt service to annual debt service charge	> 1.5x		3.1x

(1)	The required ratio of secured debt to total assets for the 2026 Notes is 40% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2017

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/17 (2)
			9/30/17	9/30/16	9/30/17	9/30/16
Coastal Grand	Myrtle Beach, SC	1,039,444
CoolSprings Galleria	Nashville, TN	1,146,275
Cross Creek Mall	Fayetteville, NC	1,041,154
Fayette Mall	Lexington, KY	1,158,006
Friendly Center and The Shops at Friendly	Greensboro, NC	1,148,154
Governor's Square	Clarksville, TN	718,579
Hamilton Place	Chattanooga, TN	1,150,982
Hanes Mall	Winston-Salem, NC	1,499,610
Jefferson Mall	Louisville, KY	885,782
Mall del Norte	Laredo, TX	1,173,462
Mayfaire Town Center	Wilmington, NC	627,777
Northwoods Mall	North Charleston, SC	771,526
Oak Park Mall	Overland Park, KS	1,609,125
Old Hickory Mall	Jackson, TN	539,003
The Outlet Shoppes at Atlanta	Woodstock, GA	404,906
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	428,074
Post Oak Mall	College Station, TX	774,891
Richland Mall	Waco, TX	693,450
Sunrise Mall	Brownsville, TX	804,965
Volusia Mall	Daytona Beach, FL	1,067,343
West County Center	Des Peres, MO	1,196,599
West Towne Mall	Madison, WI	823,319
Total Tier 1 Malls		21,135,472	$434	$442	94.0%	94.9%	42.7%

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/17 (2)
			9/30/17	9/30/16	9/30/17	9/30/16
Acadiana Mall	Lafayette, LA	991,564
Arbor Place	Atlanta (Douglasville), GA	1,161,931
Asheville Mall	Asheville, NC	973,344
Brookfield Square	Brookfield, WI	1,020,365
Burnsville Center	Burnsville, MN	1,046,010
CherryVale Mall	Rockford, IL	844,413
Dakota Square Mall	Minot, ND	812,362
East Towne Mall	Madison, WI	797,433
EastGate Mall	Cincinnati, OH	847,274
Eastland Mall	Bloomington, IL	761,052
Frontier Mall	Cheyenne, WY	524,124
Greenbrier Mall	Chesapeake, VA	891,239
Harford Mall	Bel Air, MD	505,487
Honey Creek Mall	Terre Haute, IN	676,467
Imperial Valley Mall	El Centro, CA	827,153

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/17 (2)
			9/30/17	9/30/16	9/30/17	9/30/16
Kirkwood Mall	Bismarck, ND	862,314
Laurel Park Place	Livonia, MI	495,035
Layton Hills Mall	Layton, UT	557,369
Meridian Mall	Lansing, MI	972,352
Mid Rivers Mall	St. Peters, MO	1,091,193
Northgate Mall	Chattanooga, TN	761,873
Northpark Mall	Joplin, MO	943,481
The Outlet Shoppes at Laredo (3) (4)	Laredo, TX	358,122
Park Plaza	Little Rock, AR	541,889
Parkdale Mall	Beaumont, TX	1,278,615
Parkway Place	Huntsville, AL	647,923
Pearland Town Center	Pearland, TX	656,746
South County Center	St. Louis, MO	1,040,439
Southaven Towne Center	Southaven, MS	567,640
Southpark Mall	Colonial Heights, VA	672,941
St. Clair Square	Fairview Heights, IL	1,084,872
Turtle Creek Mall	Hattiesburg, MS	845,571
Valley View Mall	Roanoke, VA	850,425
WestGate Mall	Spartanburg, SC	954,774
Westmoreland Mall	Greensburg, PA	978,568
York Galleria	York, PA	751,913
Total Tier 2 Malls		29,594,273	$334	$344	90.8%	92.6%	50.4%

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/17 (2)
			9/30/17	9/30/16	9/30/17	9/30/16
Alamance Crossing	Burlington, NC	886,704
Janesville Mall	Janesville, WI	600,600
Kentucky Oaks Mall	Paducah, KY	1,064,378
Monroeville Mall	Pittsburgh, PA	1,030,440
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Stroud Mall	Stroudsburg, PA	403,026
Total Tier 3 Malls		4,235,085	$262	$267	84.2%	85.6%	5.3%

Total Mall Portfolio		54,964,830	$373	$380	91.6%	93.0%	98.4%

Mall Portfolio Statistics (continued)

Excluded Malls (5)
Property	Category	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/17 (2)
				9/30/17	9/30/16	9/30/17	9/30/16
Excluded Malls:
Cary Towne Center	Repositioning	Cary, NC	927,915
Hickory Point Mall	Repositioning	Forsyth, IL	815,111
Triangle Town Center	Minority Interest	Raleigh, NC	1,255,432

Total Excluded Malls			2,998,458	N/A	N/A	N/A	N/A	1.6%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Based on total mall NOI of $472,976,108 for the malls listed in the table above for the nine months ended September 30, 2017.

(3)	The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Laredo are non-stabilized malls and are excluded from Sales Per Square Foot.

(4)	The Outlet Shoppes at Laredo opened in April 2017 and is included in Tier 2 based on a projection of 12-month sales.

(5)	Excluded Malls represent malls that fall in the following categories, for which operational metrics are excluded:

•
Repositioning Malls - Malls where we have determined that the current format of the property no longer represents the best use of the property and we are in the process of evaluating alternative strategies for the property, which may include major redevelopment or an alternative retail or non-retail format, or after evaluating alternative strategies for the property, we have determined that the property no longer meets our criteria for long-term investment.

•	Minority Interest Malls - Malls in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2017

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Twelve Months Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Nine Months Ended 9/30/17 (3)
	9/30/17	9/30/16	9/30/17	9/30/16
Unencumbered consolidated properties:
Tier 1 Malls	$402	$417	93.5%	92.6%	33.1%
Tier 2 Malls	326	337	91.8%	93.2%	50.1%
Tier 3 Malls	261	267	87.2%	86.9%	5.7%
Total Malls	$345	$357	92.0%	92.5%	88.9%

Total Associated Centers	N/A	N/A	97.9%	96.3%	6.7%

Total Community Centers	N/A	N/A	98.9%	98.9%	3.2%

Total Office Buildings and Other	N/A	N/A	94.2%	95.3%	1.2%

Total Unencumbered Consolidated Portfolio	$345	$357	93.5%	93.6%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.

(3)
Our consolidated unencumbered properties generated approximately 56.9% of total consolidated NOI of $478,614,568 (which excludes NOI related to dispositions) for the nine months ended September 30, 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2017

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	529,055	$40.50	$34.46	(14.9)%	$35.00	(13.6)%
Stabilized malls	493,779	41.92	35.66	(14.9)%	36.19	(13.7)%
New leases	60,159	51.65	49.79	(3.6)%	51.78	0.3%
Renewal leases	433,620	40.58	33.70	(17.0)%	34.03	(16.1)%

Year-to-Date:
All Property Types (1)	1,590,088	$41.45	$38.96	(6.0)%	$39.81	(4.0)%
Stabilized malls	1,485,284	42.55	39.95	(6.1)%	40.80	(4.1)%
New leases	306,343	42.78	45.27	5.8%	47.23	10.4%
Renewal leases	1,178,941	42.49	38.56	(9.2)%	39.13	(7.9)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

			As of September 30,
Quarter:	Square Feet		2017	2016
Operating portfolio:		Same-center stabilized malls	$32.69	$32.46
New leases	178,332	Stabilized malls	32.83	32.18
Renewal leases	678,304	Non-stabilized malls (4)	26.25	26.48
Development portfolio:		Associated centers	13.85	13.91
New leases	131,744	Community centers	15.65	15.28
Total leased	988,380	Office buildings	19.12	20.01

Year-to-Date:
Operating Portfolio:
New leases	916,442
Renewal leases	1,765,682
Development Portfolio:
New leases	258,746
Total leased	2,940,870

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)
Average annual base rents per square foot are based on contractual rents in effect as of September 30, 2017, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)
Includes The Outlet Shoppes at Laredo and The Outlet Shoppes of the Bluegrass as of September 30, 2017 and The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of September 30, 2016.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2017

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Nine Months Ended September 30, 2017 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2017:
New	156	420,187	7.85	$44.56	$47.54	$40.30	$4.26	10.6%	$7.24	18.0%
Renewal	457	1,245,753	3.47	39.01	39.60	41.29	(2.28)	(5.5)%	(1.69)	(4.1)%
Commencement 2017 Total	613	1,665,940	4.58	$40.41	$41.61	$41.04	$(0.63)	(1.5)%	$0.57	1.4%

Commencement 2018:
New	12	39,198	8.48	$53.17	$55.04	$48.05	$5.12	10.7%	$6.99	14.5%
Renewal	111	350,183	3.63	34.75	35.34	39.12	(4.37)	(11.2)%	(3.78)	(9.7)%
Commencement 2018 Total	123	389,381	4.10	$36.60	$37.32	$40.02	$(3.42)	(8.5)%	$(2.70)	(6.7)%

Total 2017/2018	736	2,055,321	4.50	$39.69	$40.79	$40.85	$(1.16)	(2.8)%	$(0.06)	(0.1)%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2017

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues (1)
1	L Brands, Inc. (2)	138	825,401	3.89%
2	Signet Jewelers Limited (3)	186	270,879	2.96%
3	Foot Locker, Inc.	121	551,569	2.59%
4	Ascena Retail Group, Inc. (4)	178	907,030	2.34%
5	AE Outfitters Retail Company	67	417,313	1.97%
6	Dick's Sporting Goods, Inc. (5)	27	1,537,861	1.79%
7	Genesco Inc. (6)	172	280,663	1.78%
8	The Gap, Inc.	59	671,970	1.59%
9	Luxottica Group, S.P.A. (7)	102	236,015	1.25%
10	Express Fashions	39	325,208	1.22%
11	Forever 21 Retail, Inc.	21	423,940	1.20%
12	Finish Line, Inc.	49	255,011	1.17%
13	H&M	36	744,256	1.11%
14	The Buckle, Inc.	47	244,767	1.10%
15	Abercrombie & Fitch, Co.	45	299,937	1.00%
16	Charlotte Russe Holding, Inc.	46	294,843	1.00%
17	JC Penney Company, Inc. (8)	51	6,074,993	0.97%
18	Sears, Roebuck and Co. (9)	44	6,311,993	0.84%
19	Shoe Show, Inc.	41	511,998	0.81%
20	Cinemark	9	467,230	0.79%
21	Barnes & Noble Inc.	19	579,660	0.79%
22	Best Buy Co., Inc. (10)	46	454,286	0.75%
23	Claire's Stores, Inc.	89	113,365	0.75%
24	Hot Topic, Inc.	86	192,239	0.74%
25	The Children's Place Retail Stores, Inc.	49	214,112	0.71%
		1,767	23,206,539	35.11%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK, Victoria's Secret and White Barn Candle.
(3)
Signet Jewelers Limited operates Belden Jewelers, Gordon's Jewelers, Jared Jewelers, JB Robinson, Kay Jewelers, LeRoy's Jewelers, Marks & Morgan, Osterman's Jewelers, Piercing Pagoda, Rogers Jewelers, Shaw's Jewelers, Silver & Gold Connection, Ultra Diamonds and Zales.

(4)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Dressbarn, Justice, Lane Bryant, LOFT, Lou & Grey and Maurices.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Field & Stream and Golf Galaxy.
(6)	Genesco Inc. operates Clubhouse, Hat Shack, Hat Zone, Johnston & Murphy, Journey's, Journey's Kidz, Lids, Lids Locker Room, Shi by Journey's and Underground by Journeys.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(8)	JC Penney Co., Inc. owns 30 of these stores.
(9)
In January 2017, the Company acquired five Sears locations and two auto centers, located at its malls, for future redevelopment. Of the 44 stores in the Company's portfolio, Sears owns 23 and Seritage Growth Properties owns 5.

(10)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2017

Capital Expenditures
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Tenant allowances (1)	$9,658	$17,811	$29,774	$50,707

Renovations (2)	5,190	6,390	9,255	11,011

Deferred maintenance: (3)
Parking lot and parking lot lighting	4,060	9,171	8,321	11,936
Roof repairs and replacements	1,544	2,178	4,607	3,221
Other capital expenditures	5,616	1,464	15,833	7,292
Total deferred maintenance expenditures	11,220	12,813	28,761	22,449

Total capital expenditures	$26,068	$37,014	$67,790	$84,167

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2017	2016
Quarter ended:
March 31,	$492	$1,691
June 30,	794	845
September 30,	544	786
December 31,	—	1,012
	$1,830	$4,334

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2017

Properties Opened During the Nine Months Ended September 30, 2017
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Outlet Center:
The Outlet Shoppes at Laredo	Laredo, TX	65%	357,755	$69,936	$68,968	April-17	9.6%

Mall Expansions:
Kirkwood Mall - Lucky 13 (Lucky's Pub)	Bismarck, ND	100%	6,500	3,200	3,109	Sep-17	7.6%
Mayfaire Town Center - Phase I	Wilmington, NC	100%	67,766	19,073	15,112	Feb-17	8.4%
			74,266	22,273	18,221

Mall Redevelopments:
College Square - Partial Belk Redevelopment (Planet Fitness) (3)	Morristown, TN	100%	20,000	1,549	1,434	Mar-17	9.9%
Dakota Square Mall - Partial Miracle Mart Redevelopment (T.J. Maxx)	Minot, ND	100%	20,755	1,929	1,584	May-17	12.3%
Hickory Point Mall Redevelopment (T.J. Maxx/Shops)	Forsyth, IL	100%	50,030	4,070	2,592	Sep-17	8.9%
Pearland Town Center - Sports Authority Redevelopment (Dick's Sporting Goods)	Pearland, TX	100%	48,582	7,069	6,325	April-17	12.2%
South County Center - DXL	St. Louis, MO	100%	6,792	1,266	1,137	June-17	21.1%
Stroud Mall - Beauty Academy	Stroudsburg, PA	100%	10,494	2,167	1,932	June-17	6.6%
Turtle Creek Mall - ULTA	Hattiesburg, MS	100%	20,782	3,050	1,763	April-17	6.7%
York Galleria - Partial JCP Redevelopment (Gold's Gym/Shops)	York, PA	100%	40,832	5,370	3,849	July-17	12.4%
York Galleria - Partial JCP Redevelopment (H&M/Shops)	York, PA	100%	42,672	5,582	4,377	April-17	7.8%
			260,939	32,052	24,993

Associated Center Redevelopment:
The Landing at Arbor Place - Ollie's	Atlanta (Douglasville), GA	100%	28,446	1,946	1,813	Aug-17	8.6%

Total Properties Opened			721,406	$126,207	$113,995

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) This property was sold in June 2017.

Properties Under Development at September 30, 2017
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Community Center:
The Shoppes at Eagle Point (3)	Cookeville, TN	50%	233,489	$22,413	$6,963	Fall-18	8.2%

Mall Expansion:
Parkdale Mall - Restaurant Addition	Beaumont, TX	100%	4,700	1,481	912	Fall-17	9.2%

Mall Redevelopments:
East Towne Mall - Flix Brewhouse	Madison, WI	100%	40,795	9,874	2,147	Spring-18	8.5%
East Towne Mall - Lucky 13	Madison, WI	100%	7,758	3,014	1,513	Winter-17	6.5%
			48,553	12,888	3,660

Total Properties Under Development			286,742	$36,782	$11,535

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) The Company will fund 100% of the required equity contribution. The remainder of the project will be funded through a construction loan with a total borrowing capacity of $36,400, which was obtained subsequent to September 30, 2017.